EXHIBIT 10.11

                        CONSULTING AGREEMENT MADE AS OF
                        MAY 28, 2003 WITH McCARY & ROOD







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                              CONSULTING AGREEMENT


         THIS CONSULTING AGREEMENT (this "AGREEMENT") is made as of May 28, 2003, by and between CRYSTALIX GROUP INTERNATIONAL, INC., a Nevada corporation (the "COMPANY"), and MCCARY & ROOD, a Delaware corporation ("Consultant").

                             PRELIMINARY STATEMENTS

         A.  Consultant   represents  that  it  has  the  expertise  to  provide
management and financial services and advice to the Company.

         B. The Company desires to engage Consultant to act as a consultant on behalf of the Company and Consultant accepts such engagement, in each case pursuant to the terms and conditions set forth in this Agreement.

                                    AGREEMENT

         In consideration of the foregoing, the mutual promises set forth in this Agreement, and other good and valuable consideration, the Company and Consultant hereby agree as follows:

         1. SCOPE OF WORK. During the term of this Agreement, Consultant shall perform the work and render the services set forth in Schedule "A" attached hereto and made a part hereof (the "SCHEDULE"). Except as expressly provided in this Agreement, all work to be performed and the services to be rendered by Consultant hereunder may not be subcontracted or otherwise performed by third parties on behalf of Consultant without the prior written permission of the Company which permission shall be in the sole and absolute discretion of the Company. Consultant shall perform the work and provide the services set forth in this Agreement at the Company's offices in Las Vegas, Nevada, or as otherwise approved by the Company.

         2. INDEPENDENT CONTRACTOR. Consultant is acting, in performance of this Agreement, as an independent contractor. Any personnel supplied by Consultant hereunder are not the Company's employees or agents and Consultant assumes full responsibility for their acts. Consultant shall be solely responsible for the payment of compensation of Consultant's employees assigned to perform services hereunder and such employees shall be informed that they are not entitled to the provision of any Company employee benefits. The Company shall not be responsible for payment of workers' compensation, disability benefits, and unemployment insurance or for withholding or paying employment related taxes for any Consultant employee, and such responsibilities shall be solely that of Consultant. In the event that any federal, state or local governmental agency, any court or any other applicable entity determines that the personnel provided by Consultant or any permitted subcontractor or assignee of Consultant hereunder are in fact employees of the Company for any purpose, Consultant agrees to indemnify and hold the Company harmless from any and all liability, costs and expenses (including, without limitation, attorneys' fees) associated with such determination. In the event that any Consultant employee performing services hereunder is found not to be an employee of Consultant for federal tax purposes, Consultant shall immediately take appropriate corrective action. Nothing in this

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Agreement  shall be  construed  to create a joint  venture  arrangement  between
Consultant and the Company.

         3. TERM. The term of this Agreement shall commence on May 28, 2003 (the "COMMENCEMENT DATE") and shall continue in full force and effect, unless terminated earlier in accordance with the provisions of this Agreement or by agreement of the parties, until the earlier of (a) the date on which Kevin Ryan accepts a position as an officer of the Company, or (b) May 27, 2006.

         4.  TERMINATION.  Consultant  may terminate  this Agreement on fourteen
(14) days notice to Company. In the event of any material breach of this Agreement by either party, the other party may cancel this Agreement by giving thirty (30) days prior written notice thereof; PROVIDED, HOWEVER, that this Agreement shall not terminate at the end of said thirty (30) day notice period if the party in breach has cured the breach of which it has been notified prior to the expiration of such thirty (30) day period.

         5. COMPENSATION. As compensation for the satisfactory performance by Consultant hereunder, the Company shall pay Consultant a fee of $20,000 per month that Consultant performs as determined by the Company. Consultant agrees to invoice the Company on a monthly basis during the term of this Agreement and the Company shall be obligated to pay such invoices within thirty (30) days of receipt. Consultant shall also invoice the Company monthly in arrears for expenses incurred as a result of performing services in accordance with any Schedule. Such expenses shall be limited to reasonable out-of-pocket expenses necessarily and actually incurred by Consultant in the performance of its services hereunder, including retention of legal counsel to provide legal advice and services to Consultant in connection with Consultant's services to the Company, provided that (i) the Company has given its written or verbal consent for any such expense; (ii) the expenses have been detailed on a form acceptable to the Company; and (iii) Consultant submits supporting documentation. The charges and/or expenses invoiced in accordance with this paragraph, except for amounts disputed by the Company, shall be payable by the Company within thirty
(30) days of the Company's receipt of each invoice. Any disputed charges and/or expenses shall not affect payment of non-disputed charges and/or expenses, in accordance with the terms of this Agreement. Upon expiration of the term of this Agreement or in the event that this Agreement is terminated for any reason prior to the expiration of the term, the balance, if any, of such prepayment shall be immediately repaid by Consultant to the Company upon such expiration or termination.

         6. CONFIDENTIAL INFORMATION. Consultant recognizes and acknowledges that in the course of performing services hereunder, Consultant shall have access to confidential information concerning the business affairs, finances, properties, methods of operation, product plans, identities or licensors, distributors, joint venturers and other data of the Company and its subsidiaries and affiliates. All such information is hereinafter collectively referred to as "CONFIDENTIAL INFORMATION."

         7. NON-DISCLOSURE. Consultant agrees that Consultant will keep in strictest confidence, both during the term of this Agreement and subsequent to the expiration or earlier termination of this Agreement, and will not during the term of this Agreement or thereafter


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disclose  or divulge to any  person,  firm or  corporation,  or use  directly or indirectly, for its own benefit or the benefit of others, any Confidential Information. Except as directed by the Company, Consultant will not permit any person other than the Company, its authorized agents or representative, to examine and/or make copies of any software, videos, programs, reports or any materials or documents prepared by Consultant or that come into Consultant's possession or under Consultant's control by reason of Consultant's services hereunder, and that upon termination of this Agreement, Consultant will turn over to the Company all documents, papers and other matter in its possession or under its control that relate to the Company or its subsidiaries and affiliates.

         8. INJUNCTIVE RELIEF. Consultant acknowledges that the unauthorized disclosure of any Confidential Information will give rise to irreparable injury to the Company, inadequately compensable in damages. Accordingly, the Company may seek and obtain injunctive relief against the breach or threatened breach of the foregoing undertakings, in addition to any other legal remedies which may be available. Consultant further acknowledges and agrees that the covenants contained herein are necessary for the protection of the Company's legitimate business interests and are reasonable in scope and content.

         9. WORK RULES. Unless otherwise agreed to by the parties, Consultant's personnel and Consultant's permitted subcontractors and assignees shall observe the working rules, holiday schedules and policies of the Company. Consultant's personnel and Consultant's permitted subcontractors and assignees will comply with the Company's security regulations particular to each work location.

         10.  ASSIGNMENT.  This  Agreement  shall be binding  upon the  parties'
respective  successors  and  permitted  assigns.   Consultant  agrees  that  any
assignment hereunder shall not relieve Consultant of its obligations hereunder.

         11. NOTICES. Notice given by a party under this Agreement shall be in writing and shall be deemed duly given (i) when delivered by hand, (ii) when five days have elapsed after its transmittal by registered or certified mail, postage prepaid, return receipt requested, or two days have elapsed after its transmittal by nationally recognized air courier service; or (iii) when delivered by telephonic facsimile transmission (with a copy thereof so delivered by hand, mail or air courier if recipient does not acknowledge receipt of the transmission). Notices shall be sent to the addresses set forth below, or another as to which that party has given notice, in each case with a copy provided in the same manner and at the same time to the persons shown below:



     If to the Company:        Crystalix Group International, Inc
                               5720 South Arville Street, Suite 114
                               Las Vegas, Nevada 89118
                               Attn:  John S. Woodward, President
                               Fax No.: (702) 740-4611


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     If to Consultant:         Mr. Kevin Ryan
                               3950 East Patrick Lane, Suite 101
                               Las Vegas, Nevada 89120
                               Fax No.: (702) 891-0555


     with a copy to:           Gordon & Silver, Ltd.
                               3960 Howard Hughes Parkway, 9th Floor
                               Las Vegas, Nevada 89109
                               Attn:  Stephen B. Yoken, Esq.
                               Fax No.: (702) 369-2666

         12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada (without giving effect to conflicts of law). The sole jurisdiction and venue for any litigation arising out of this Agreement shall be an appropriate federal or state court located in the State of Nevada, County of Clark.

         13. MODIFICATIONS. No modification, amendment, supplement to or waiver of this Agreement or any Schedule hereunder, or any of their provisions shall be binding upon the parties hereto unless made in writing and duly signed by both parties.

         14. WAIVER. A failure of either party to exercise any right provided for herein, shall not be deemed to be a waiver of any right hereunder.

         15. COMPLETE AGREEMENT. This Agreement and each Schedule attached hereto set forth the entire understanding of the parties as to the subject matter therein may not be modified except in a writing executed by both parties.

         16. SEVERABILITY. In the event anyone or more of the provisions of this Agreement or of any Schedule is invalid or otherwise unenforceable, the enforceability of the remaining provisions shall be unimpaired.

         17. PUBLICITY. Consultant agrees that it will not, without prior written consent of the Company in each instance refer to the existence of this Agreement or any Schedule, in press release, advertising or materials distributed to prospective customers without the prior written consent of the Company.

         18. REMEDIES. The rights and remedies of the Company as set forth in this Agreement are not exclusive and are in addition to any other rights and remedies available to it in law or in equity.

         19. HEADINGS. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.


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         IN WITNESS WHEREOF,  the parties hereto have executed this Agreement as of the date hereof.

COMPANY:                                CONSULTANT:

CRYSTALIX GROUP INTERNATIONAL,          McCARY & ROOD, a Delaware corporation
INC., a Nevada corporation

By:    /s/ JOHN S. WOODWARD             By:  /s/ KEVIN T. RYAN
   -----------------------------           -------------------------------------
   John S. Woodward, President             Name:  Kevin T. Ryan
                                                --------------------------------
                                           Title: President
                                                 -------------------------------















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                                  SCHEDULE "A"

                                  SCOPE OF WORK

         Advice to the President and CEO of the Company pertaining to all matters including acquisitions; management; marketing; financial controls and other financial matters; settlement of disputes with creditors and former officers and directors; relations with affiliates; and other matters as may be requested by the Company.






















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